Exhibit 3.5.32

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “JERNBERG INDUSTRIES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTIETH DAY OF AUGUST, A.D. 2005, AT 3:53 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “NEW JERNBERG INDUSTRIES, INC.” TO “JERNBERG INDUSTRIES, INC.”, FILED THE EIGHTH DAY OF SEPTEMBER, A.D. 2005, AT 7:59 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “JERNBERG INDUSTRIES, INC.” TO “JERNBERG INDUSTRIES, LLC”, FILED THE FIFTH DAY OF JANUARY, A.D. 2009, AT 3:44 O’CLOCK P.M.

CERTIFICATE OF FORMATION, FILED THE FIFTH DAY OF JANUARY, A.D. 2009, AT 3:44 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 2014, AT 3:42 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “JERNBERG INDUSTRIES, LLC”.

		/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
4023068 8100H	[SEAL]	AUTHENTICATION:	1768393
141277332		DATE:	10-09-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:05 PM 08/30/2005 FILED 03:53 PM 08/30/2005 SRV 050714594 – 4023068 FILE

CERTIFICATE OF INCORPORATION

of

NEW JERNBERG INDUSTRIES, INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Law”), certifies as follows:

1. Name. The name of the corporation is “New Jernberg Industries, Inc.” (the “Corporation”).

2. Address: Registered Office and Agent. The address of the Corporation’s registered office is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901; and the name of its registered agent at such address is National Corporate Research, Ltd.

3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be shares of Common Stock of the par value of One penny ($0.01) each.

5. Name and Mailing Address of Incorporator. The name and mailing address of the incorporator is: Ndidi A. Oriji, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.

6. Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

7. Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

8. Indemnification.

8.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation (the “Board”). For the avoidance of doubt, notwithstanding anything to the contrary contained herein, no Covered Person shall be indemnified in any Proceeding by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of any entity other than the Corporation, including, without limitation, any predecessor entity thereof, or while a director or officer of any such entity was serving at the request of any such entity as a director, officer, employee or agent of an Other Entity, including service with respect to employee benefit plans, against liability and loss suffered and expenses (including attorneys’ fees) incurred by such Covered Person.

8.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3 Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

8.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

8.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

8.7 Other Indemnification and Prepayment of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

9. Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

10. Powers of Incorporator. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the person who is to serve as the initial director of the Corporation, or until successors are duly elected and qualified, is:

Michael Psaros

200 Park Avenue

New York, NY 10166

11. Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

WITNESS the signature of this Certificate of Incorporation this 30th day of August, 2005.

By:	/s/ Ndidi A. Oriji

	Name:	Ndidi A. Oriji
	Title:	Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 07:59 PM 09/08/2005 FILED 07:59 PM 09/08/2005 SRV 050738788 – 4023068 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEW JERNBERG INDUSTRIES, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

NEW JERNBERG INDUSTRIES, INC., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: Section 1 of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

1. Name. The name of the Corporation is “Jernberg Industries, Inc.”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 8th day of September, 2005.

NEW JERNBERG INDUSTRIES, INC.

By:	/s/ Michael Psaros
	Name:	Michael Psaros
	Title:	Officer – President

2

State of Delaware Secretary of State Division of Corporations Delivered 03:44 PM 01/05/2009 FILED 03:44 PM 01/05/2009 SRV 090005160 – 4023068 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.	The jurisdiction where the Corporation first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date the Corporation first formed is August 30, 2005.

4.	The name of the Corporation immediately prior to filing this Certificate is: Jernberg Industries, Inc.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is: Jernberg Industries, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 5th day of January, 2009.

JERNBERG INDUSTRIES, INC.

By:	/s/ Michael Johnson

Name:	Michael Johnson
Title:	Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 03:44 PM 01/05/2009 FILED 03:44 PM 01/05/2009 SRV 090005160 – 4023068 FILE

CERTIFICATE OF FORMATION

OF

JERNBERG INDUSTRIES, LLC

Pursuant to 6 Del. C. § 18-201

1. The name of the limited liability company is Jernberg Industries, LLC.

2. The address of the registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent at such address is National Corporate Research, Ltd.

3. The term of the limited liability company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 5th day of January, 2009.

/s/ Michael Johnson

Michael Johnson
Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 03:42 PM 09/23/2014 FILED 03:42 PM 09/23/2014 SRV 141209767 – 4023068 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is JERNBERG INDUSTRIES, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Liela Morad

Authorized Person

Name:	Liela Morad

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